Exhibit 10.7

Consulting Service Agreement

The consulting and service agreement (hereinafter referred as “the agreement”) is concluded by the following two parties (hereinafter referred as “two parties of the agreement”) in Shenzhen City, Guangdong Province, the People’s Republic of China (hereinafter referred as “China”):

Party A: CXJ (Shenzhen) Technology Co., Limited

Add:3607B1, Block A, Xinghe Shiji Building, Southwest of the junction of Shenzhen Avenue and CaiTian Road, Futian District, Shenzhen City, China.

Party B: CXJ Technology (Hangzhou) Co., Limited

Add: Room 1903-1, Xizi International Center, Jianggan District, Hangzhou City, Zhejiang Province, China.

Preface

(1) Party A is an exclusively foreign-owned enterprise, which has been legally founded and effectively exists in China. It has professional knowledge, capacity and resources of providing consulting and service.

(2) Party B is a limited liability company registered and founded in China. Party B undertakes the development and research, production and distribution businesses of hi-tech technology in the auto environmental protection field (hereinafter referred as “the business”).

(3)The both parties hope Party A to provide management, technology consulting service and relevant service to Party B.

(4)The purpose that the both parties sign the agreement is to regulate that Party A shall provide consulting service to Party B based upon terms and conditions.

Therefore, the both parties shall conclude the following agreements:

1. Definition

1.1 In this definition, the corresponding meanings of the following terms are as follow:

“Related parties” mean to anyone, any other person directly or indirectly control the person, is co-controlled with the person or is co-controlled by the person. In the definition, “control” means to directly or indirectly control or manipulate the management activities or policies of another person (including owing the securities of another person, other owner’s equity or being partner with another person in accordance with the contract or in other way).

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Refer to term 3.1 for the definition of “Consulting service charge”.

“Debt” means to anyone, (i) all funds, which are borrowed by the person to pay for the deferred purchase price of assets or service (including principal, interest, fees and charges); (ii) all L/C issued according to the amount of debt of the person and the face amount of all drafts issued according to such L/C; (iii) all debts taking any encumbrance as the guarantee set upon any property owned by the person whether the person has undertaken such debt or not; (iv) gross amounts of lease capitalization taking the person as the tenant; and (v) all contingent liabilities of the person (including but not limited to all guarantee of the third party).

“Encumbrance” means the legal limit to any type of asset, including but not limited to lien, encumbrance, guarantee, rights of others, agency of right to vote, trust of right of voting or similar arrangement, pledge, security interests, subordinate guarantee agreement, mortgage objection, defects of ownership, reserve protocol of ownership, option, restrictive covenants, transfer limit, preemptive right or preferred right to offer, or any similar equity, or legal limit in any nature.

“Person” means any person, legal person, company, society under voluntary association, partnership, joint venture enterprise, trust, non-corporate organization, equity or other organization or any government body.

“China” means the People’s Republic of China.

“Service”means the service planned to be provided to Party B by Party A in accordance with the agreement. For more detailed description on service, please refer to Article 2. In the agreement, unless the context otherwise requires, “Article” is the term of the agreement.

1.2 All headlines in the agreement do not affect the interpretation to the agreement.

2.Employment and service scope

2.1 Party B agrees to employ Party A to provide service relating to the business at present with Party A and planned to operate in China according to the terms and conditions of the agreement. Party A shall also accept Party B’s employment. The service subject to the agreement includes but is not limited to:

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2.1.1 Operation service of general business. Provide related suggestions and assistance with the development of technology, as well as provide consulting service, especially the consulting service related to auto environmental protection.

2.1.2 Human resources service

(i) to provide suggestions and assistance related to Party B’s working staff, including the assistance of recruitment, employment, secondment of administrative staff, executive staff and Party B’s working staff;

(ii) to train Party B’s management, staff and administrative staff;

(iii) to assist Party B to develop the sound salary management control system;

(iv) to provide suggestions and assistance related to the relocation of Party B’s management staff and workers.

2.1.3 Research and development service

(i) to provide suggestions and assistance related to the research and development to Party B;

(ii) to provide suggestions and assistance related to the development of the industry; and

2.1.4 Other service. Provide other suggestions and assistance to Party B according to the agreement of both parties.

2.2 Exclusive service provider. Within the period of validity in the agreement, Party A is the exclusive provider of service. Unless Party A’s prior written approval is achieved, Party B shall not seek or accept similar service from other service providers.

2.3 Intellectual property related to service. Any right, ownership, equity and intellectual property (including but not limited to copyright, patent right, technical secrets, commercial secrets and others). Whether it is developed by Party A independently, or by Party B based on Party A’s intellectual property, or by Party A based on Party B’s intellectual property, Party A shall enjoy the exclusive and sole right and equity and Party B shall not claim any right, ownership, right and intellectual property to Party A.

However, if the development is conducted by Party A based on Party B’s intellectual property, Party B shall make sure that there is no defect in the intellectual property. If the loss occurs to Party A, Party B shall undertake it. If Party A undertakes the compensation responsibility to any third person for this, after such compensation is made, Party A shall have the right to pursue the recovery from Party B for all loss .

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2.4 Pledge. Party B shall allow and promote Party B’s shareholders to pledge Party B’s equity held by Party B’s shareholder to party A, which shall be taken as the guarantee of Party B for the payment provided to Party A according to the agreement.

3.Payment

3.1 General regulations.

3.1.1 Within the period of validity of the agreement, Party B shall pay the consulting service charge to Party A (hereinafter referred as “Consulting Service Charge”) as the return for the service provided by Party A according to the agreement. Party B shall pay the consulting service charge with Chinese Yuan [according to the quarter]. Its amount shall be confirmed on the basis of all income in the current season recorded in the quarterly financial statement prepared according to the following Term 5.1. Party B shall pay the consulting service charge in the season to party A within 15 days since the day when Party A receives the above financial statement.

3.1.2 When Party A puts forward reasonable requirements, Party B shall allow Party A or Party A’s agent or representative (including independent public accountants, who can be Party B’s) to regularly audit (i) Party B’s account book and record from time to time; (ii) check, duplicate and excerpt all account books, records and documents (including, but not limited to tapes and disks used in the computer) owned by Party B or under Party B’s control; (iii) visit Party C’s workplace and property in the purpose of checking the materials stated in (ii) and (iv) discuss with Party B’s relevant senior clerks or staff about the matters related to Party B’s behavior of implementing the agreement. Such senior clerks or staff mean Party B’s senior clerks or staff knowing about such matters. Party A can exercise the auditing right stated above any time after notifying Party B 10 days earlier. Such written notice shall record the scope, purpose and lasting time of such auditing. However, all of such auditing shall be conducted in the way of not disturbing Party B’s normal operation.

3.2 Unless prior written approval from Party A, Party B shall have no right to offset any account owed by Party A, which Party B claims, and any consulting service charge paid to Party A.

3.3 Party B shall wire the consulting service charge into Party A’s account with Chinese Yuan. Party A’s account information is shown as follows (Party A can designate other account in the written form):

3.4 If Party B does not pay all or part matured consulting service charge to Party A according to the term regulated in the article (i.e. Article 3), Party B shall pay Party A interest of overdue amount in Chinese Yuan according to the interest rate of three-month Chinese Yuan loan publicized by Bank of China on relevant maturity date.

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3.5 Party B shall pay all funds according to the agreement (excluding taxes). Party B shall not deduct tax from such funds, unless Party B must pay withholding taxes when paying such funds.

4. Clauses of further cooperation

Party B shall deposit all business income into the bank account designated by Party A.

5. Party B’s guarantee

Party B hereby agrees that within the period of validity of the agreement:

5.1 Promise of information. Party B shall be provided:

5.1.1 Preliminary monthly statement. Within five days when each calendar month ends, preliminary income statement and balance sheet prepared as of the ending of the calender month according to China Generally Accepted Accounting Principles, which has been continued to be applicable.

5.1.2 Final monthly statement. Within 10 days at the ending of each calender month, the final statement of partial financial status, operation results and matters transaction results prepared as of the day when the calender month ends according to China Generally Accepted Accounting Principles, which has been continued to be applicable, and of the corresponding financial year in the past. Such statement shall include the comparable chart of Party B in the last financial year in the same period.

5.1.3 Quarterly statement. Within 45 days since the end of each quarter (refer to the definition in the following text), concluded income statement, concluded retained earnings statement and changes of concluded financial status statement of Party B in the season and in the relevant financial year in the period from the beginning of the financial year to the ending date of such season, which have not been audited, as well as the statement of changes in financial position (if applicable) of Party B and Party B’s subsidiary and the consolidated balance sheet, which takes the ending date of the season as the expiration date, can be available. Such statement shall record the comparison of Party B’s actual expenditures and budget and include the comparison table of corresponding consolidated data of Party B in the last financial year in the same period. At the same time, relevant certificate issued by Party B’s chief financial officer is attached. The certificate shall clearly state that such financial statement has fairly reflected consolidated financial status and operating results of Party B and Party B’s subsidiary and is prepared according to China Generally Accepted Accounting Principles, which remains applicable as of the ending of corresponding statement period (such statement period is subject to the year-end audit adjustment and the note of audited financial statement).

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5.1.4 Audited annual accounts. Within 6 months at the ending of each financial year, Party B’s relevant annual accounts, which have been prepared according to China Generally Accepted Accounting Principles, keeping applicable, and have been audited (Under any case, such annual account shall list the corresponding data in the last financial year in the form of comparing the table).

5.1.5 Budget. Before the beginning of each financial year, within at least 90 days, the budget of each financial season within such financial year is prepared according to the format matching Party A’s requirements (including Revenue Budgets Income Statement, Cash Source, Use Statement and the balance sheet). Besides, relevant statement issued by Party B’s chief financial officer is attached. Party B’s CFO shall state in such statement that as far as he/she knows, such budget is the reasonable estimate to income, income source, financial expenditure, etc. within the corresponding budget term.

5.1.6 Notice of Action. Notice relating to the following events: (i) any lawsuit or administrative procedure, which may point to Party B and may disadvantageously influence Party B’s business, operation, property, asset status or Party B’s earnings prospect; (ii) any other possible event, which may disadvantageously influence Party B’s business, operation, property, asset status or Party B’s earnings prospect. Party B shall send such notice to Party A in time. (Under any case, Party B shall send such notice to Party A within one working day after any senior staff knows about such event).

5.1.7 Other information. Other information or documents (financial documents or in other aspects) provided by Party B under the request of Party A. In the agreement, “the ending day of the season” is Mar 31, Jun 30, Sep 30, and Dec 30 in every year. The ending day of the first season shall be the first Mar 31, Jun 30, Sep 30 and Dec 31 after the day when the agreement is signed. However, if any ending day of the season is not working day in China, the ending day of the season shall be delayed to the next working day in China.

5.2 Booklet, record and check. Party B shall store the record book and accounts containing the complete, real and precise entries and shall make sure that it matches Chinese GAAP and all requirements in law about all business dealings and transactions relating to Party B’s business and activities. Party B shall allow Party A’s senior staff and the representatives designated by Party A to visit and check their any operation field under the guidance of their senior staff, check their record book and entries and discuss with Party A’s senior staff about Party B’s all events, financial affairs and entries. Party A’s senior staff and the representatives designated by Party A conduct all activities stated above according to the intervals and reasonable degree required by Party A in all reasonable time.

5.3 Franchise rights of the company. Party B shall adopt or instruct Party B’s relevant staff to adopt all necessary measures, so as to maintain its subject qualification and existence and sufficient force of Party B’s major rights, franchise rights and right of licenced use.

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5.4 Affairs of following laws. Party B shall follow all applicable laws, regulations and decrees, as well as all applicable limited conditions imposed upon by all government institutes aiming at its business behavior and property ownership right, including, but not limited to store the valid and correct government approval paper and license when providing services, unless even though such laws, regulations and decrees, as well as limited conditions are not followed, Party B’s business, operation, property, asset status or Party B’s profit prospect will not suffer gross and unfavorable effect in general.

6. Negalive Covenants

Party B promises and agrees that within the period of validity of the agreement, without prior written agreement from Party A, the following behavior will not be implemented:

6.1 Stock right.Party B shall not issue, purchase or redeem its any stock right or bond.

6.2 Encumbrance. Party B shall set, incur or undertake any encumbrance upon any property or asset, which have been owned right now or obtained later (whether or not such property or asset is real estate, or personal property or asset, or such property or asset is tangible property or asset or intangible property or assets), or allow the existence of any such encumbrance. However, the regulations of the article (i.e. Article 6.2) do not forbid setting, incurring, undertaking or having the following encumbrance:

6.2.1 Aiming at the encumbrance set by the undue taxes or the encumbrance set by aiming at the taxes suffering the well-meaning questioning in relevant legal procedure. In addition, Party B has established sufficient reserve aiming at such taxes. And

6.2.2 Encumbrance set upon Party B’s property or asset by law and matching the following conditions during the daily business process: (1) such encumbrance will not have the gross value of such property or asset greatly reduced, or have the use value of such property or asset seriously decreased during the process of Party B’s operation business, or (2) such encumbrance has suffered well-meaning questioning during the related legal procedure. Besides, such legal procedure has the effect to stop foreclosure or sale of such property or asset from being constrained by any such encumbrance.

6.3 Consolidate, merge and sell assets, etc. Party B shall not close a business, be liquidated or dismissed, reach any merging or consolidated transaction or transfer, sell, lease or dispose in other way (or agree to perform the events stated above in any time in the future) its all or partial property or asset, or purchase or acquire any part of any one’s property or asset (in once or a series of related transactions) (excluding the situations of taking over inventory, materials and facility in other way during the daily operation business), unless (i) Party B can sell inventory during the daily business process; (ii) Party B can sell the equipment during the daily operation process, which may not be profited or be outdated.

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6.4 Dividend. Party B shall not declare or pay any dividend, or refund any asset to its shareholders, or authorize or allocate or pay any other fund or deliver any property or cash to its shareholders on its own account, by taking paying certain consideration as the condition, directly or indirectly redeem, collect back, purchase or acquire in other way any type of any share, which has been issued at present or later (or any stock right or any warrant relating to its capital stock issued by it), or reserve any capital for any purpose stated above.

6.5 Lease. Party B shall not allow the gross amount of the funds (inclduing but not limited to any house property tax paid in the name of extra rental or rent expense) paid by it according to any lease agreement about any real estate or private property within any accounting year over [RMB 1 million].

6.6 Debts. Party B shall not sign any debt contract, or create, incur or undertake any debt or allow the existence of any debt, not including the accrued charge and the funds from floating trade, which should be paid, and the debts appearing based on the trade L/C issued during the daily operation process and matching the following conditions (the purpose that Party B has such debt is to achieve the capital to purchase commodities. Besides, such debts shall be fully repaid within [one ] year since the day when it appears initially).

6.7 Advance payment, investment and loan. Party B shall not lend any fund or credit to any person, or provide advance payment to any person, purchase or acquire any stock, debt or security or any other interest from any person, or fund any person, unless Party A can collect back funds payable appearing during the daily business process.

6.8 Transactions with the related parties. Whether or not in the daily operation process, Party B shall not reach any transaction or a series of related transactions with any related part, excluding the related transaction according to the terms and conditions favorable to it in nature. Such terms and conditions mean the ones which can be achieved when Party B has conducted the comparable fair transaction with the people but not the related parties on this premise of achieving Party A’s prior written agreement.

6.9 Capital expenditure. In the following any period (one accounting period in general), the total amount of Party B’s any fixed asset or expenditure of capital and assets (including but not limited to the maintenance and repair expenditure according to the capitalization of Chinese GAAP) should not surpass the amount in the beginning of the year corresponding to the accounting year.

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6.10 Amendment of debt arrangement, agreement or the article of association. Party B shall not (i) pay or prepay, or redeem or acquire any exiting debt voluntarily or optionally (including but not limited to before relevant funds or securities are due, deposit the funds to the bailee, which shall be paid when current debts are due), (ii) modify or amend, or allow to modify or amend any existing debt or any agreement relevant to any item stated above (including but not limited to any purchase agreement, covenant, loan agreement or guarantee agreement), or (iii) modify, amend or change its article of association or business license, any concluded agreement relating to its capital stock, or new agreement relating to its capital stock.

6.11 Business scope. Unless written agreement from Party A is achieved, Party B shall not (directly or indirectly) undertake any business within the operation scope regulated by its business license.

7. Validity and termination

7.1 The agreement shall take effect since the day it is signed. Unless it is terminated according to the regulation of Article 7.2, the agreement shall remain full force.

7.2 Under the following cases, the agreement can be terminated:

7.2.1 If any party seriously violates the agreement (including, but not limited to the consulting service charge unpaid by Party B) and the default belongs to the behavior, which is not non-financial obligation, but can be remedied, the defaulting party does not adopt remedy measures after receiving the written notice from the observant party within 14 days, then the observant party can terminate the agreement after being noticed of defaulting in the written form.

7.2.2 If any party goes bankruptcy or suffers insolvency, is implementing the liquidation or dissolution procedure, bonded by the arrangement of liquidation or dissolution, stops carrying on business or repaying its matured debts, the other side can terminate the agreement after notifying the side in the written form.

7.2.3 If Party A stops operating due to any reason, any party can terminate the agreement after issuing the written notice to the other side.

7.2.4 If party B’s business license or any other license or approval paper for carrying out operation activities are terminated, canceled or revoked, any side can terminate the agreement after sending out the written notice to the other side.

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7.2.5 If the cases appear, which may unfavorably affect the implementation or the goals of the agreement, any side can terminate the agreement after sending out the written notice to the other side. Or

7.2.6 Party A can decide to terminate the agreement on its own, whether or not if it states the reasons of terminating the agreement.

7.3 If one side properly terminates the agreement according to the regulations of Article 7.2, the side does not need to undertake compensation, supplement or damage compensate responsibility only due to it implements the right of termination. Even if the period of validity of the agreement expires or is terminated, it shall not affect Party B’s responsibility to go on paying any consulting service charge, which has appeared or should be paid to Party A, for it is due. When the validity of the agreement expires or is terminated, according to the agreement, the funds, which have been due, but not have been paid to Party A by Party B, as well as all other funds, which Party B shall pay to Party B, but are not due, shall be due right away and paid.

8. Party A’s remedy channels after Party B defaults

In addition to the remedy channels regulated by other articles in the agreement, Party A shall have the right to achieve the remedy channels allowed by Chinese laws, including but not limited to acquire the compensation of any direct or indirect loss arisen due to Party B’s default behavior, as well as the counsel fee appearing for recovering the loss due to such default behavior.

9. Agency

The both parties are independent contractors. Besides, any regulation about the agreement is interpreted to be that for any purpose, one side shall be the agent, partner, legal person or employer of the other side. Unless otherwise specified in this Agreement, any side shall have no right to implement the behaviors with binding force to the other side.

10. Settlement of Disputes

When the both sides of the agreement have disputes about the explanation and implementation of articles under the agreement, the both sides shall kindly negotiate to solve such disputes. If the negotiation fails, any side can submit relevant disputes to China International Economic and Trade Arbitration Commission, which shall be solved by arbitration through effective arbitration rules then. The arbitration location is in [Shenzhen] and the language serving the arbitration is Chinese. The arbitration decision shall be final and have binding force to both parties. The regulation of the article is not affected by the termination or cancellation of the agreement.

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In addition to the affairs that the both sides of the agreement have disputes, the both sides of the agreement shall go on implementing their obligations respectively according to the regulation of the agreement based on the good-will principles.

11. Transfer

Neither side shall assign or transfer any part in this Agreement without the prior written consent of the other side.Therefore, any such assignment or transfer shall be ineffective acts. However, Party A may assign its rights and obligations under this Agreement to its related parties.

12. Notice

Any side shall write in English and Chinese the notice or other letters sent according to the agreement, which shall be sent to the following designated address of the other side or the address designated by the other side from time to time in any following way:delivered by hand; sent in the way of registered mail, the mail under postage prepaid or approved express company; or sent by fax.The date when such notice is formally sent shall be confirmed according to the following regulations: (1) once the notice delivered to the recipient by hand shall be considered to be sent formally; (2)the notice shall be considered to be formally sent by mailing in the form of registered mail by air under postage prepaid within ten (10) days since the day when it is sent out (subject to the date shown on the postmark) or since the notice delivered to the express service company approved publicly in the world for four (4) days; (3) by means of the notice sent by fax since the day when it is received (subject to the time shown on the relevant documents, which are being sent and waited for being confirmed).

Party A:	CXJ (Shenzhen) Technology Co., Limited
Add:3607B1, Block A, Xinghe Shiji Building, Southwest of the junction of Shenzhen Avenue and CaiTian Road, Futian District, Shenzhen City, China.
Recipient:Lixin Cai
Fax:
Tel:

Party B:	CXJ Technology (Hangzhou) Co., Limited
Add: Room 1903-1, Xizi International Center, Jianggan District, Hangzhou City, Zhejiang Province, China.
Recipient: Lixin Cai
Tel:
Fax:

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13. General terms

13.1 Even if any side can not or delays in exercising its any right or right of relief under the terms of the contract, it can not constitute that the side has given up such right or right of relief, or the side has given up any other right or right of relief under the terms of the agreement. Even if any side only exercises any item of rights or right of relief under the terms of the agreement or partially exercises such right or right of relief, it can not hamper it to further exercise such right or right of relief, or even any other right or right of relief.

13.2 Even if all or any part of any provision of this Agreement is declared invalid or unenforceable for any reason, all other provisions in this Agreement or all other parts of this article shall remain in full force.

13.3 The agreement has constituted the entire agreement reached by both parties for the subject in the agreement, and shall replace all relevant agreements formerly.

13.4 No amendment or change to this Agreement shall be effective unless made in writing and signed by the parties or their respective agents.

13.5 The agreement is in duplicate, with Party A and Party B holding one original copy respectively. All original copies shall have the same legal force.

[The following is the signing page]

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Both sides have demanded their own legal person and their representatives formally authorized to formally sign the agreement on the date stated in the first part of the agreement. This is hereby to prove.

Party A:	CXJ (Shenzhen) Technology Co., Limited

The undersigned:
Name:
Position:

Party B:	CXJ Technology (Hangzhou) Co., Limited

The undersigned:
Name:
Position:

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